EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-40457, 333-40459, 333-40461, 333-40333, 333-43622 and
333-67440) pertaining to the various stock issuance programs of Hypercom Corporation of our report dated February 13, 2002, except for Note 20 as to which the date is March 22, 2002, with respect to the consolidated financial statements and schedule of Hypercom Corporation for the year ended December 31, 2001 included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                           /s/ ERNST & YOUNG LLP

Phoenix, Arizona
March 29, 2002